Exhibit 99.1

Applied Digital Signs 210 MW Lease at Delta Forge 2, Expanding Its AI Factory Franchise Model to a Fifth Campus

New Long-Term Agreement with U.S. Based High Investment-Grade Hyperscaler Brings Total Contracted Portfolio to Approx. $36 Billion Across Five AI Factory Campuses.

DALLAS, June 8, 2026 (GLOBE NEWSWIRE) -- Applied Digital (NASDAQ: APLD), a designer, builder, and operator of high-performance, sustainably engineered data centers and colocation services for artificial intelligence, cloud, networking, and blockchain workloads, today announced it has entered into a new long-term lease agreement at Delta Forge 2, a purpose-built AI Factory campus located in a new southern state. The lease is with a U.S. based high investment-grade hyperscaler, marking the company’s fifth AI Factory campus overall.

The agreement covers 210 MW of critical IT load under a 15-year take-or-pay structure with renewal options, representing approximately $5.2 billion in base-term contracted revenue, or approximately $12.7 billion if all renewal options are exercised over a 30-year total term.

“Two years ago, we made a deliberate decision to build a company that scales, not just builds data centers,” said Wes Cummins, Chairman and Chief Executive Officer of Applied Digital. “We call it our franchise model — a core team of design, construction, and operations professionals replicated across every campus, in every market. Continued demand from leading hyperscalers across five campuses is strong validation of our model.”

With this agreement, which represents Applied Digital’s third long-term lease with the same U.S. based investment-grade hyperscaler, the company’s contracted portfolio spans five AI Factory campuses, representing 1.4 GW of critical IT load, approximately 2.15 GW of grid-connected utility power, and approximately $36 billion in total contracted base-term lease revenue, or $86 billion if all renewal options are exercised. Approximately 70% of contracted revenue is now backed by U.S. based investment-grade hyperscalers.

Applied Digital’s site selection strategy prioritizes communities where large-scale, long-duration infrastructure investment creates meaningful and lasting economic impact, including local employment, an expanded tax base, and sustained economic activity over the life of each project.

“We are deliberate about where we build,” Cummins continued. “We look for communities where this kind of investment genuinely matters — where the jobs, the tax base, and the long-term economic activity have real impact. We have built a track record of being good partners to those communities, and we take that responsibility seriously. That track record is part of how we earn the right to keep building.”

Delta Forge 2 is expected to bring meaningful local employment, construction activity to its host community. The campus integrates Applied Digital’s proprietary waterless cooling technology and high-power density infrastructure, purpose-built for the compute densities required by large-scale AI training and inference workloads. Initial operations are anticipated to commence in Q1 2028.

To see this community model in practice, Applied Digital’s documentary series Behind the Build offers a ground-level look at how Applied Digital constructs its AI Factory campuses alongside the communities they call home.

Key Transaction Highlights:

●	210 MW of critical IT load located in a new southern state
●	15-year take-or-pay lease with renewal options; approximately $5.2 billion in base-term contracted revenue, approximately $12.7 billion including all renewal options over a 30-year total term
●	Lease with a U.S. based high investment-grade hyperscaler; Applied Digital’s fifth AI Factory campus
●	Franchise model now active across northern and southern geographies
●	Brings total contracted lease revenue to approximately $36 billion across five campuses ($86 billion if all renewal options are exercised)
●	Total contracted critical IT load now reaches 1.4 GW; approximately 2.15 GW gross grid-connected utility power
●	Approximately 70% of contracted revenue backed by U.S. based investment-grade hyperscalers
●	Purpose-built for large-scale AI training and inference; incorporates Applied Digital’s proprietary waterless cooling and high-density power infrastructure
●	Initial operations anticipated to commence Q1 2028

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About Applied Digital

Applied Digital (Nasdaq: APLD) named Best Data Center in the Americas 2025 by Datacloud — designs, builds, and operates high-performance, sustainably engineered data centers and colocation services for artificial intelligence, cloud, networking, and blockchain workloads. Headquartered in Dallas, TX, and founded in 2021, the company combines hyperscale expertise, proprietary waterless cooling, and rapid deployment capabilities to deliver secure, scalable compute at industry-leading speed and efficiency, while creating economic opportunities in underserved communities through its AI Factory franchise model.

Learn more at applieddigital.com or follow @APLDdigital on X and LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives, and future financing plans. These statements use words, and variations of words, such as “will,” “continue,” “build,” “future,” “increase,” “drive,” “believe,” “look,” “ahead,” “confident,” “proven,” “deliver,” “outlook,” “expect,” “project” and “predict.” Other examples of forward-looking statements may include, but are not limited to, (i) statements that reflect perspectives and expectations regarding lease agreements and any current or prospective data center campus development; (ii) statements about the high-performance computing (HPC) industry; (iii) statements of company plans and objectives, including the company’s evolving business model, or estimates or predictions of actions by suppliers; (iv) statements of future economic performance; (v) statements of assumptions underlying other statements and statements about the company or its business; and (vi) the company’s plans to obtain future project financing. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the company’s expectations and projections. These risks, uncertainties, and other factors include, among others: whether or not our customers exercise the renewal options under their leases with us (if not, we will not recognize further revenue from such customer under its respective lease); our ability to complete construction of our data center campuses as planned; the lead time of customer acquisition and leasing decisions and related internal approval processes; changes to artificial intelligence and HPC infrastructure needs and their impact on future plans; costs related to the HPC operations and strategy; our ability to timely deliver any services required in connection with completion of installation under lease agreements; our ability to raise additional capital to fund the ongoing datacenter construction and operations; our ability to obtain financing of datacenter leases and more broadly for our development and general corporate activities; our dependence on principal customers, including our ability to execute and perform our obligations under our leases with key customers; our ability to timely and successfully build new hosting facilities with the appropriate contractual margins and efficiencies; power or other supply disruptions and equipment failures; the inability to comply with regulations, developments and changes in regulations; cash flow and access to capital; availability of financing to continue to grow our business; decline in demand for our products and services; maintenance of third party relationships; and conditions in the debt and equity capital markets. A further list and description of these risks, uncertainties, and other factors can be found in the company’s most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, including in the sections captioned “Forward-Looking Statements” and “Risk Factors,” and in the company’s subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, on the company’s website (www.applieddigital.com) under “Investors,” or on request from the company. Information in this press release is as of the dates and time periods indicated herein, and the company does not undertake to update any of the information contained in these materials, except as required by law.

Media Contact

JSA (Jaymie Scotto & Associates)

(856) 264-7827

jsa_applied@jsa.net

Investor Relations Contacts

Matt Glover or Ralf Esper

Gateway Group, Inc.

(949) 574-3860

APLD@gateway-grp.com